Exhibit 99.1



                           Kerr-McGee Reports Earnings

         OKLAHOMA CITY (Jan. 27, 2000) -- Kerr-McGee Corp. (NYSE: KMG) reports 1999 income from continuing operations before special items of $296 million ($3.42 per diluted share), compared with a $24 million loss (28 cents per share) in 1998. Net income for 1999 was $142 million ($1.64 per share), compared with 1998's net loss of $68 million (78 cents per share). These amounts include $10 million of after-tax foreign currency gains in 1999, compared with after-tax losses of $2 million in 1998. All 1998 amounts have been restated to reflect the merger with Oryx Energy Company in February 1999.
         For the 1999 fourth quarter, income from continuing operations before special charges was $130 million ($1.51 per share). This compares with a net loss of $21 million (24 cents per share) in the prior-year quarter. Including special charges, fourth-quarter 1999 net income was $110 million ($1.27 per share), compared with a $325 million loss ($3.74 per share) in the 1998 quarter. These results include after-tax foreign currency gains of $4 million in the 1999 quarter.
         "Kerr-McGee recorded strong earnings while growing our core businesses and reducing unit operating costs," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "Our worldwide oil and gas production volumes increased 9% to 108 million barrels of oil equivalent. We replaced 117% of this production at a finding and development cost of approximately $4.90 per barrel of oil equivalent. This excludes the benefit from recently announced discoveries in the deepwater Gulf of Mexico and Bohai Bay, China. We have also achieved our $100 million annualized synergy goal from the merger with Oryx. In January 2000, we added 96 million barrels of proved reserves with the acquisition of Repsol S.A.'s North Sea properties, and announced an offering of our common stock and a convertible debt
                                     (more)

issuance,  which  will  provide long-term financing for this acquisition and for
general  corporate  purposes.   We  are pleased with the position of both of our
business units as we move into the new millennium."

Fourth-Quarter Results Excluding Special Items
         Operating profit for the 1999 fourth quarter was $252 million. Reflecting robust oil and gas prices, exploration and production operating profit rose to $216 million, compared with a fourth-quarter operating loss of $18 million in 1998. In addition to higher oil and gas prices, both oil and gas volumes increased, and exploration expenses were lower.
         The chemical quarterly operating profit was $35 million, a 30% increase from the prior-year period. Lower operating costs at all titanium dioxide pigment facilities and higher pigment sales volumes in Europe and the Hamilton, Miss., facility were partially offset by lower sales realizations in Europe and a slight decline in U.S. prices. "Also in 1999, Kerr-McGee completed an expansion that added 38,000 tonnes of annual capacity to our titanium dioxide pigment plant in Hamilton, Mississippi. Pigment sales prices continued to rebound in the first quarter of 2000," Corbett said. "These increases, combined with cost reduction initiatives at all of our pigment manufacturing facilities, indicate a bright outlook for this year."
         Net nonoperating expenses were $8 million higher in the 1999 fourth quarter than the prior-year period, largely attributable to lower foreign currency gains and lower gains on asset sales. Net interest expense increased by $8 million to $45 million due to lower capitalized interest, increased borrowings primarily associated with merger costs and lower interest income.

Fourth-Quarter Special Items
         In the 1999 fourth quarter, the company had after-tax special charges totaling $21 million, including $12 million of litigation settlements and $9 million of additional costs related to the merger with Oryx and associated transition expenses.
                                     (more)


1999 Results
         Operating profit excluding special items totaled $690 million for the year, compared with 1998 operating profit of $177 million. Exploration and production operating profit of $562 million was boosted by price increases of 37% for oil and 11% for natural gas, higher oil volumes, lower general and administrative costs, and lower exploration expenses. Chemical operating profit was a record $128 million due to successful product cost reduction initiatives and higher titanium dioxide sales volumes, which more than offset lower pigment prices in Europe and lower results from forest products and electrolytic chemicals.
         The company also recorded a total of $150 million in after-tax special charges in 1999, primarily consisting of $116 million of merger-related expenses, $15 million of transition expenses and litigation expenses of $20 million.

Crude Oil, Natural Gas Production and Prices
         Kerr-McGee's average daily crude oil production for the 1999 fourth quarter was 196,900 barrels, up 15% from 170,900 barrels a year ago. For the year, production averaged 196,900 barrels of oil per day, up from 172,000 barrels in 1998. The increase in oil production resulted primarily from the Baldpate field in the Gulf of Mexico and the Janice field in the U.K. North Sea.
         Fourth-quarter oil prices averaged $22.75 per barrel, up from $11.39 in the 1998 period. For the year, average oil prices were $17.15 per barrel, compared with $12.52 in 1998.
         Fourth-quarter daily natural gas sales averaged 601 million cubic feet, up 6% from the prior-year period. For the year, natural gas sales volumes totaled 580 million cubic feet per day, compared with 584 million cubic feet in 1998.
         Natural gas sales prices averaged $2.56 per thousand cubic feet in the fourth quarter, up from $2.10 in the 1998 period, and $2.35 per thousand cubic feet for the year, compared with $2.12 in 1998.

                                     (more)

Sales and Capital Expenditures
         Fourth-quarter sales were $801 million, compared with $537 million in the 1998 fourth quarter. Sales for the full year totaled $2.7 billion in 1999, an increase of 23% from 1998.
         Fourth-quarter 1999 cash capital expenditures were $170 million, compared with $174 million in the 1998 period. For the year, cash capital expenditures (excluding acquisitions) were $543 million, compared with $981 million in 1998.
         Kerr-McGee is an Oklahoma City-based energy and chemical company with worldwide operations and $6.5 billion in assets.

(Statements in this press release regarding the company's or management's intentions, beliefs or expectations for the future are "forward looking statements" within the meaning of the Securities Litigation Reform Act. Such statements may be affected by various factors and are subject to numerous risks such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee's products, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's businesses supply raw materials, general economic conditions and other factors and risks discussed in the company's SEC filings, including Forms 10-K, 10-Q and 8-K/A. Actual results and developments may differ materially from those expressed or implied in this news release.)


CONTACT: Debbie Schramm
                  (405) 270-2877

00-07


                                     (more)



                                                      KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                                                         (Unaudited)

                                                                     Fourth Quarter Ended             Twelve Months Ended
                                                                        December 31,       % Inc         December 31,         % Inc
                                                                     --------------------          -----------------------
(Millions of dollars, except per-share amounts)                       1999        1998 (*) (Dec)     1999          1998 (*)    (Dec)
                                                                     ------      --------  -----   --------       --------     -----

Consolidated Statement of Income
Sales                                                                $800.5       $536.5    49     $2,696.1       $2,200.3      23
                                                                     ------      -------           --------       --------
Costs and Expenses
    Costs and operating expenses                                      264.5        282.1    (6)     1,037.5        1,053.2      (1)
    Selling, general and administrative expenses                       49.6         97.4   (49)       205.9          277.4     (26)
    Depreciation and depletion                                        159.9        133.7    20        607.4          560.8       8
    Asset impairment                                                      -        446.0    NM            -          446.0      NM
    Exploration, including dry holes and
        amortization of undeveloped leases                             46.0         65.1   (29)       140.1          215.4     (35)
    Taxes, other than income taxes                                     30.5          8.6    NM         85.0           53.2      60
    Merger Costs                                                        8.3            -    NM        163.4              -      NM
    Interest and debt expense                                          49.3         42.8    15        190.2          157.0      21
                                                                     ------      -------           --------       --------
            Total Costs and Expenses                                  608.1      1,075.7   (43)     2,429.5        2,763.0     (12)
                                                                     ------      -------           --------       --------
                                                                      192.4       (539.2)   NM        266.6         (562.7)     NM
Other Income (Loss)                                                   (23.7)        28.9    NM         (9.9)          42.2      NM
                                                                     ------      -------           --------       --------
Income (Loss) from Continuing Operations
    before Income Taxes                                               168.7       (510.3)   NM        256.7         (520.5)     NM
Provision (Benefit) for Income Taxes                                   59.0       (185.6)   NM        110.5         (175.5)     NM
                                                                     ------      -------           --------       --------
Income (Loss) from Continuing Operations                              109.7       (324.7)   NM        146.2         (345.0)     NM
Income from Discontinued Operations,
    Net of Income Taxes                                                   -            -    NM            -          277.4      NM
Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                                        -            -    NM         (4.1)             -      NM
                                                                     ------      -------           --------       --------
Net Income (Loss)                                                    $109.7      $(324.7)   NM      $ 142.1        $ (67.6)     NM
                                                                     ======      =======           ========       ========

Earnings (Loss) per Common Share
    Basic and Diluted
        Continuing operations excluding special items                $ 1.51       $(0.24)   NM       $ 3.42        $ (0.28)     NM
        Continuing operations                                          1.27        (3.74)   NM         1.69          (3.98)     NM
        Cumulative effect of a change in accounting principle             -            -    NM        (0.05)             -      NM
        Net income                                                   $ 1.27       $(3.74)   NM       $ 1.64        $ (0.78)     NM

Average Shares Outstanding (thousands)                               86,476       86,741     -       86,414         86,688       -
Shares Outstanding at End of Period (thousands)                                                      86,483         86,367       -

Foreign Currency Gains (Losses)                                       $ 5.0        $ 8.1   (38)      $ 11.3         $ (2.4)     NM

Selected Balance Sheet Information
Cash                                                                                                  266.6          121.0     120
Current Assets                                                                                      1,158.7          876.7      32
Total Assets                                                                                        5,894.1        5,451.3       8
Current Liabilities                                                                                   838.3        1,050.0     (20)
Short-Term Debt                                                                                        29.1          271.4     (89)
Long-Term Debt                                                                                      2,496.0        1,978.5      26
Stockholders' Equity                                                                                1,467.0        1,345.5       9

Selected Cash Flow Information
Cash Provided by Operating Activities                                 379.5         32.6    NM        712.6          385.2      85
Depreciation, Depletion and Amortization                              169.8        147.9    15        648.2          614.8       5
Dividends Paid                                                         38.9         21.3    83        138.4           85.7      61
Cash Capital Expenditures
    Exploration and production (incl. cash dry hole expense)          158.3        175.9   (10)       479.6          962.7     (50)
    Chemicals - Pigment                                                21.8         20.3     7         76.3           68.7      11
    Chemicals - Other                                                   6.9          4.8    44         14.4           23.4     (38)
                                                                     ------      -------           --------       --------
                                                                      187.0        201.0    (7)       570.3        1,054.8     (46)
    All other                                                           1.8          1.5    20          6.1            8.0     (24)
    Discontinued operations                                               -            -    NM            -           10.3      NM
                                                                     ------      -------           --------       --------
            Total (incl. cash dry hole expense)                      $188.8       $202.5    (7)     $ 576.4       $1,073.1     (46)
                                                                     ======      =======           ========       ========

(*) Prior year amounts have been restated to reflect the merger with Oryx Energy
    Company.



                                                   KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                                                     (Unaudited)

                                                       Fourth Quarter Ended                     Twelve Months Ended
                                                           December 31,        % Inc                December 31,          % Inc
                                                     ----------------------                --------------------------
 (Millions of dollars)                                1999           1998 (*)   (Dec)        1999           1998 (*)       (Dec)
                                                     -------       --------    ------      --------       --------        ------

Segment Information
Sales
    Exploration and production                       $553.9         $298.1      86         $1,769.7       $1,267.4          40
    Chemicals - Pigment                               189.7          174.9       8            699.6          639.5           9
    Chemicals - Other                                  56.8           63.4     (10)           226.5          293.1         (23)
                                                     ------        -------                 --------       --------
                                                      800.4          536.4      49          2,695.8        2,200.0          23
    All other                                           0.1            0.1       -              0.3            0.3           -
                                                     ------        -------                 --------       --------
        Total                                        $800.5         $536.5      49         $2,696.1       $2,200.3          23
                                                     ======        =======                 ========       ========

Operating Profit (Loss)
    Exploration and production
       Domestic                                      $138.7         $ 37.1      NM           $385.2         $162.3         137
       North Sea                                      115.9            4.6      NM            296.2           97.6          NM
       Other International                              7.6            5.3      43             20.4           17.5          17
                                                     ------        -------                 --------       --------
          Total Production Operations                 262.2           47.0      NM            701.8          277.4         153
       Exploration Expense                            (45.9)         (64.8)    (29)          (139.7)        (214.5)        (35)
       Restructuring Reserve                              -           (7.4)     NM                -          (34.5)         NM
       Asset Impairment                                   -         (389.0)     NM                -         (389.0)         NM
       Transition Costs                                (6.0)             -      NM            (20.5)             -          NM
                                                     ------        -------                 --------       --------
                                                      210.3         (414.2)     NM            541.6         (360.6)         NM
                                                     ------        -------                 --------       --------
    Chemicals
       Pigment                                         31.2           (6.3)     NM            113.0           56.2         101
       Other                                            4.1          (23.5)     NM             13.9           (0.2)         NM
                                                     ------        -------                 --------       --------
                                                       35.3          (29.8)     NM            126.9           56.0         127
                                                     ------        -------                 --------       --------
          Total                                       245.6         (444.0)     NM            668.5         (304.6)         NM
Net Interest Expense                                  (43.8)         (30.7)     43           (176.2)        (118.8)         48
Income (Loss) from Equity Affiliates                    4.8            1.0      NM             16.0          (11.6)         NM
Other Expense                                         (29.6)         (36.6)    (19)           (88.2)         (85.5)          3
Merger Costs                                           (8.3)             -      NM           (163.4)             -          NM
Taxes on Income                                       (59.0)         185.6      NM           (110.5)         175.5          NM
                                                     ------        -------                 --------       --------
Income (Loss) from Continuing Operations              109.7         (324.7)     NM            146.2         (345.0)         NM
Income from Discontinued Operations,
    Net of Income Taxes                                   -              -      NM                -          277.4          NM
Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                        -              -      NM             (4.1)             -          NM
                                                     ------        -------                 --------       --------
Net Income (Loss)                                    $109.7        $(324.7)     NM           $142.1        $ (67.6)         NM
                                                     ======        =======                 ========       ========

Net Operating Profit (Loss)
    Exploration and production                       $130.3        $(279.8)     NM           $337.6       $ (266.6)         NM
    Chemicals - Pigment                                20.9           (3.6)     NM             73.3           35.5         106
    Chemicals - Other                                   2.8          (15.2)     NM              9.1           (0.1)         NM
                                                     ------        -------                 --------       --------
        Total                                         154.0         (298.6)     NM            420.0         (231.2)         NM
Net Interest Expense                                  (27.7)         (20.0)     39           (116.6)         (76.4)         53
Income (Loss) from Equity Affiliates                    3.1            1.0      NM             10.4          (11.6)         NM
Other Expense                                         (14.2)          (7.1)    100            (51.6)         (25.8)        100
Merger Costs                                           (5.5)             -      NM           (116.0)             -          NM
Income from Discontinued Operations,
    Net of Income Taxes                                   -              -      NM                -          277.4          NM
Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                        -              -      NM             (4.1)             -          NM
                                                     ------        -------                 --------       --------
Net Income (Loss)                                    $109.7        $(324.7)     NM           $142.1        $ (67.6)         NM
                                                     ======        =======                 ========       ========

Selected Exploration and Production Information
    Depreciation and depletion                       $141.2         $117.2      20           $536.8         $486.6          10
    Dry hole expense                                   18.6           34.7     (46)            42.6          100.2         (57)
    Production (lifting) cost (**)                    138.9          118.9      17            432.0          391.3          10

(*)  Prior year amounts have been restated to reflect the merger with Oryx
     Energy Company.
(**) Includes operating expenses,  abandonment provision and production taxes.



                                              KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                                                (Unaudited)

                                                           Fourth Quarter Ended             Twelve Months Ended
                                                               December 31,       % Inc         December 31,       % Inc
                                                           ---------------------           ----------------------
(Millions of dollars)                                       1999        1998 (*)  (Dec)      1999        1998 (*)   (Dec)
                                                           -------     --------   -----    --------      --------   -----

Segment Information Excluding Special Items
Operating Profit
    Exploration and production
       Domestic                                            $138.7       $ 37.0      NM      $385.2       $ 161.7     138
       North Sea                                            115.9          4.6      NM       296.2          97.6      NM
       Other International                                    7.6          5.3      43        20.4          17.5      17
                                                           ------      -------             -------       -------
          Total Production Operations                       262.2         46.9      NM       701.8         276.8     154
       Exploration Expense                                  (45.9)       (64.8)    (29)     (139.7)       (214.5)    (35)
                                                           ------      -------             -------       -------
                                                            216.3        (17.9)     NM       562.1          62.3      NM
                                                           ------      -------             -------       -------
    Chemicals
       Pigment                                               31.2         25.2      24       113.0          89.3      27
       Other                                                  4.1          2.0     105        14.7          25.8     (43)
                                                           ------      -------             -------       -------
                                                             35.3         27.2      30       127.7         115.1      11
                                                           ------      -------             -------       -------
          Total                                             251.6          9.3      NM       689.8         177.4      NM
Net Interest Expense                                        (45.0)       (37.2)     21      (177.4)       (137.9)     29
Income from Equity Affiliates                                 4.8          3.0      60        16.0          17.5      (9)
Other Expense                                               (10.6)        (1.2)     NM       (56.1)        (55.0)      2
Taxes on Income                                             (70.6)         5.2      NM      (176.6)        (26.4)     NM
                                                           ------      -------             -------       -------
Income (Loss) from Continuing Operations                    130.2        (20.9)     NM       295.7         (24.4)     NM
Income from Discontinued Operations,
    Net of Income Taxes                                         -            -      NM           -         277.4      NM
Special Items, Net of Taxes                                 (20.5)      (303.8)    (93)     (149.5)       (320.6)    (53)
Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                              -            -      NM        (4.1)            -      NM
                                                           ------      -------             -------       -------
Net Income (Loss)                                          $109.7      $(324.7)     NM      $142.1       $ (67.6)     NM
                                                           ======      =======             =======       =======

Net Operating Profit (Loss)
    Exploration and production                             $134.2       $(16.0)     NM      $351.0         $ 7.9      NM
    Chemicals - Pigment                                      20.9         16.9      24        73.3          57.0      29
    Chemicals - Other                                         2.8          1.4     100         9.6          16.9     (43)
                                                           ------      -------             -------       -------
        Total                                               157.9          2.3      NM       433.9          81.8      NM
Net Interest Expense                                        (28.5)       (24.2)     18      (117.4)        (88.7)     32
Income from Equity Affiliates                                 3.1          3.0       3        10.4          17.5     (41)
Other Expense                                                (2.3)        (2.0)     15       (31.2)        (35.0)    (11)
Income from Discontinued Operations,
    Net of Income Taxes                                         -            -      NM           -         277.4      NM
Special Items, Net of Taxes                                 (20.5)      (303.8)    (93)     (149.5)       (320.6)    (53)
Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                              -            -      NM        (4.1)            -      NM
                                                           ------      -------             -------       -------
Net Income (Loss)                                          $109.7      $(324.7)     NM      $142.1       $ (67.6)     NM
                                                           ======      =======             =======       =======

Special Items, Net of Income Taxes
Income tax settlement                                       $ 1.2       $ 22.0     (95)      $ 1.2        $ 41.2     (97)
Settlements with insurance carriers                             -          1.6      NM           -           8.0      NM
Effect of tax rate change - U.K.                                -          1.3      NM           -           7.8      NM
Asset impairment                                                -       (299.0)     NM           -        (299.0)     NM
Merger costs                                                 (5.5)           -      NM      (116.0)            -      NM
Noncash charge by equity affiliate                              -            -      NM           -         (27.1)     NM
Environmental provisions, net                                   -        (26.3)     NM           -         (26.5)     NM
Litigation Reserves                                         (12.3)           -      NM       (19.6)         (1.6)     NM
Transition costs                                             (3.9)           -      NM       (14.5)            -      NM
Restructuring accrual                                           -         (4.8)     NM        (0.6)        (25.4)    (98)
Other                                                           -          1.4      NM           -           2.0      NM
                                                           ------      -------             -------       -------
        Total                                              $(20.5)     $(303.8)    (93)    $(149.5)      $(320.6)    (53)
                                                           ======      =======             =======       =======

(*) Prior year amounts have been restated to reflect the merger with Oryx Energy
    Company.



                                                KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                                                  (Unaudited)

                                                         Fourth Quarter Ended                Twelve Months Ended
                                                             December 31,      % Inc             December 31,     % Inc
                                                         ---------------------             ---------------------
                                                            1999       1998 (*) (Dec)          1999       1998 (*) (Dec)
                                                         --------    --------   -----      ---------   ---------   -----

Crude oil & condensate production
  (thousands of bbls/day)
      Domestic
         Offshore                                           67.3        43.7      54           60.7        42.5      43
         Onshore                                            18.6        21.1     (12)          18.6        23.7     (22)
      North Sea                                             98.3        89.5      10          102.9        87.4      18
      Other International                                   12.7        16.6     (23)          14.7        18.4     (20)
                                                          ------      ------                 ------      ------
         Total                                             196.9       170.9      15          196.9       172.0      14
                                                          ======      ======                 ======      ======

Average price of crude oil sold (per bbl.)
  (per bbl.)
      Domestic
         Offshore                                         $21.37      $10.22     109         $16.28      $11.79      38
         Onshore                                           22.71       11.00     106          17.54       12.64      39
      North Sea                                            23.70       10.79     120          17.77       12.33      44
      Other International                                  20.83        8.77     138          14.34        9.90      45
      Average                                             $22.75      $11.39     100         $17.15      $12.52      37

Natural gas sold (MMCF/day)
      Domestic
         Offshore                                            347         335       4            353         327       8
         Onshore                                             179         194      (8)           170         214     (21)
      North Sea                                               75          37     103             57          43      33
                                                          ------      ------                 ------      ------
         Total                                               601         566       6            580         584      (1)
                                                          ======      ======                 ======      ======

Average price of natural gas sold (per MCF)
  (per MCF)
      Domestic
         Offshore                                         $ 2.59      $ 1.96      32         $ 2.26      $ 2.06      10
         Onshore                                            2.63        1.98      33           2.30        2.02      14
      North Sea                                             2.01        2.53     (21)          2.12        2.46     (14)
      Average                                             $ 2.56      $ 2.10      22         $ 2.35      $ 2.12      11

Industrial and specialty chemical sales
  (thousands of metric tons)                                 146         135       8            518         481       8
Heavy minerals sales
  (thousands of metric tons)                                  16          21     (24)            43          69     (38)
Treated forest product sales
  (millions of board feet)                                    36          44     (18)           182         225     (19)

(*) Prior year amounts have been restated to reflect the merger with Oryx Energy
    Company.